SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                          FLANIGAN'S ENTERPRISES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          FLANIGAN'S ENTERPRISES, INC.

                             2841 Cypress Creek Road
                         Fort Lauderdale, Florida 33309

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 26, 1999

                            Fort Lauderdale, Florida
                                February 3, 1999


To the Stockholders of Flanigan's Enterprises, Inc.,

         Please take notice that the Annual Meeting of Stockholders of Flanigan's Enterprises, Inc. (the "Company") will be held on Friday, February 26, 1999, at 10:00 A.M., at its corporate headquarters, 2841 Cypress Creek Road, Fort Lauderdale, Florida, 33309 to consider and act upon the following matters:

         (1) To elect three directors of the Company to hold office until the year 2002 Annual Meeting;

         (2) To vote upon the approval and ratification of a Company Key Employee Incentive Stock Option Plan for Store Level Management as adopted by the Board of Directors and set forth in the following Proxy.

         (3) To transact such other business as may properly come before the meeting.


         Details relating to these matters are set forth in the attached proxy statement. Stockholders of record at the close of business on January 25, 1999, will be entitled to vote at the meeting.

         The Company invites each stockholder to attend the meeting in person. However, whether or not you expect to be present, your cooperation in promptly signing and returning the enclosed proxy in the envelope provided will be appreciated. Regardless of the number of shares you own, your vote is important. If you are present and vote in person at the meeting, the proxy will not be used.

         The Board recommends and requests a vote "FOR" the three nominees to the Board of Directors, and "FOR" the approval and ratification of a Company Key Employee Incentive Stock Option Plan for Store Level Management.

                                                    FLANIGAN'S ENTERPRISES, INC.



                                                    /s/Edward A. Doxey
                                                    ------------------
                                                    Edward A. Doxey, Secretary

                          FLANIGAN'S ENTERPRISES, INC.
                             2841 Cypress Creek Road
                         Fort Lauderdale, Florida 33309

                                 PROXY STATEMENT
                                February 3, 1999

                         ANNUAL MEETING OF STOCKHOLDERS

         This proxy statement is furnished in connection with the solicitation by the management of Flanigan's Enterprises, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Friday, February 26, 1999, at 10:00 A.M. at its corporate headquarters, 2841 Cypress Creek Road, Fort Lauderdale, Florida, 33309 or at any adjournment of such meeting.

         Stockholders of record as of the close of business on January 25, 1999 are entitled to vote at the meeting. On that date there were outstanding 930,000 shares of Common Stock ($.10 par value) of the Company, with each entitled to one vote.

         The Company's Annual Report (including the Form 10-KSB filed with the Securities and Exchange Commission) for the fiscal year ended October 3, 1998 is enclosed.

         The accompanying proxy is revocable by the stockholder at any time before it is exercised. Any stockholder attending the meeting may vote in person whether or not a proxy was previously signed. Unless revoked, properly executed proxies will be voted in accordance with specifications therein. Proxies with no specifications will be voted in favor of all proposals. There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the meeting.

         Solicitation of proxies is to be made by use of the mails, and in addition, may be made by directors, officers and regular employees of the Company, either personally or by telephone. The cost of the solicitation will be borne by the Company, including reimbursement of brokerage firms and other custodian or nominees for reasonable expenses incurred in distributing these proxy materials to their beneficiaries.

PROPOSAL ONE:

                              ELECTION OF DIRECTORS


         The By-Laws of the Company provide for a Board of Directors which shall consist of three classes of directors of three directors each. Three directors are to be elected to replace those of the class whose terms expire this year. The three directors to be elected at the annual meeting shall serve for a three-year term expiring in 2002 and until their respective successors are elected and qualified.

         Shares of stock represented by valid proxies received in time for the meeting will be voted for the election of the nominees listed below. It is not anticipated that any of the nominees will be unavailable for election as a director, but in case any of the nominees should become unavailable, the proxies will be voted for such substitute as shall be designated by the Board of Directors. William Patton has been a director since 1990, Germaine Bell has been a director since 1984 and Patrick J. Flanigan has been a director since 1991.

                                                  DIRECTORS ELECT

                                                                                        Shares of
                                                                                      Common Stock
                           Principal Occupation for the                               Beneficially
                           Last Five Years and Certain                 Director        Owned as of         Percent
       Name                Other Directorships                Age      Since        January 25, 1999       of Class
       ----                -------------------                ---      -----        ----------------       --------
Term Ending 2002

William Patton             Vice President of Community        76       1990              10,449 (7)           1.0
                           Relations since 1981, prior
                           thereto Vice President,
                           Lounge Operations

Germaine M. Bell           Former Assistant Secretary         66       1984                   -                -
                           of the Company

Patrick J. Flanigan        President of B.D. 43 Corp.,        38       1991              36,500 (2)           3.4
(1)                        a Franchisee since 1985.
                           President of B.D. 15 Corp.,
                           General Partner of CIC
                           Investors #15, a Franchisee
                           since 1997


                                  DIRECTORS CONTINUING IN OFFICE AFTER THE MEETING

                                                                                        Shares of
                                                                                      Common Stock
                           Principal Occupation for the                               Beneficially
                           Last Five Years and Certain                 Director        Owned as of         Percent
       Name                Other Directorships                Age      Since        January 25, 1999       of Class
       ----                -------------------                ---      -----        ----------------       --------
Term Ending 2000

Charles E. McManus         Certified Manufacturing            84       1982              11,462               1.1
                           Engineer and Independent
                           Sales Representative for Food
                           Service Equipment Co.,
                           Baltimore, MD, President of
                           Preferred Food Purveyors,
                           Inc. Baltimore, MD.

James G. Flanigan          Vice President of Twenty-          34       1991              61,900 (3)           5.8
(1)                        Seven Birds Corporation, a
                           Franchisee since 1985

Edward A. Doxey            Chief Financial Officer            57       1998              10,072  (8)          1.0
(9)                        and Secretary
                           of the Company


Term Ending 2001

Joseph G. Flanigan         Chairman of the Board              69       1960             277,778 (4)          26.0
                           President and Chief Executive
                           Officer of the Company

Jeffrey D. Kastner         Principal, law firm of Jeffrey     45       1985             200,500  (5)         18.8
                           D. Kastner, P.A. since 1985,
                           and General Counsel and
                           Assistant Secretary of
                           the Company

Charles F. Kuhn            Former Vice President of           69       1985                -                   -
                           Package Operations, Package
                           Store Manager since 1992, of
                           Big Daddy's #14, Inc. a
                           Franchisee

                           Total shares beneficially owned by all directors
                           and executive officers as a group (nine in number).          499,761 (6)          47.0
                           *   Less than 1%

         (1) James G. and Patrick J. Flanigan are the sons of the Chairman of the Board.

         (2) Includes 36,100 shares owned by a trust which Patrick J. Flanigan is one of three trustees and a beneficiary, and 400 shares owned as custodian for his children.

         (3) Includes options to acquire 14,000 shares of common stock granted pursuant to the Company Key Employee Incentive Stock Option Plan, 36,100 shares owned by a trust of which James G. Flanigan is one of three trustees and a beneficiary, and 200 shares owned as custodian for his child and 2,300 shares owned by his spouse.

         (4) Includes options to acquire 91,800 shares of common stock, see Notes (3) & (4) to Cash Compensation Table. Includes 36,100 shares owned by a trust of which the spouse of the Chairman of the Board is one of three trustees and 1,200 shares owned by grandchildren of the Chairman of the Board.

         (5) Includes options to acquire 20,000 shares of common stock granted pursuant to the Company Key Employee Incentive Stock Option Plan, 180,500 shares owned equally by five trusts of which Jeffrey D. Kastner is one of three trustees. The five trusts include the trusts of Patrick J. Flanigan (See Note (2) above), James G. Flanigan (See Note (3) above), and the trust of which the spouse of the Chairman of the Board is one of three trustees and the 36,100 shares owned by each trust.

         (6) Includes 108,300 shares owned equally by the three trusts of which Jeffrey D. Kastner is one of the three trustees. The 36,100 shares owned by each of the trusts of Patrick J. Flanigan (See Note (2) above) and James G. Flanigan (See Note
                  (3) above) are included in the calculation of beneficial stock ownership of those individuals only. The 36,100 shares of stock owned by a trust of which the spouse of the Chairman of the Board is one of three trustees is not included, as that stock is already included in the calculation of beneficial ownership of Jeffrey D. Kastner. The 400 shares owned by Patrick J. Flanigan, as custodian for his children, and the 200 shares owned by James G. Flanigan, as custodian for his child, are not included, as that stock is already included in the calculation of beneficial ownership of the Chairman of the Board.

         (7) Includes options to acquire 4,000 shares of common stock granted pursuant to the Company's Key Employee Incentive Stock Option Plan.

         (8) Includes options to acquire 6,000 shares of common stock granted pursuant to the Company's Key Employee Incentive Stock Option Plan.

         (9) Edward A. Doxey was appointed to the Board of Directors on September 10, 1998 to serve the remainder of the term of Mary
                  C. Reymann who passed away on July 15, 1998.

The Board of Directors met four times during the past fiscal year and each director attended at least three of those meetings of the Board and its committees. Each director who is not a full time employee of the Company receives an annual director's fee of $5,000 plus $250 for attendance at each Directors Meeting and Audit Committee Meeting.

                 BOARD OF DIRECTORS, COMMITTEES AND NOMINATIONS

         The principal committee of the Board of Directors is the Audit Committee. The functions of this committee include recommending the engaging and discharging of the Company's independent auditors, reviewing with the independent auditors the plan and results of the audit engagement, approving professional services provided by the independent auditors prior to the performance of such services, reviewing the range of audit and non-audit fees and reviewing the adequacy of the Company's system of internal accounting controls. The Audit Committee held one meeting during the past fiscal year. The members of the Audit Committee for fiscal year 1998 were Charles McManus, Jeffrey Kastner and Charles Kuhn.

         While there is no nominating committee, the entire Board selects nominees for election as directors and considers the performance of directors in determining whether to nominate them for re-election. In performing these functions, the Board considers any stockholder recommendations with respect to the composition of the Board. Any recommendation by a stockholder of a proposed candidate must be in writing, accompanied by a description of the proposed nominee's qualification and other relevant biographical information together with the consent of the proposed nominee to serve. The recommendation should be directed to the Board of Directors, Attention: Secretary, Flanigan's Enterprises, Inc., 2841 Cypress Creek Road, Fort Lauderdale, Florida, 33309.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES
                                SET FORTH HEREIN.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by the Company during the fiscal year ended October 3, 1998 to all of the Company's executive officers whose aggregate direct re-numeration exceeded $60,000, and to all executive officers as a group.

                               COMPENSATION TABLE
                                                                                Other
Name and Principal Position               Annual Compensation                Compensation (1)(2)
---------------------------               -------------------                -------------------
Joseph G. Flanigan, (3)(4)(5)                    $266,000                            $38,000
Chairman of the Board,
Chief Executive Officer
and President

Jeffrey D. Kastner,                               116,000
Assistant Secretary
and General Counsel

Edward A. Doxey,                                   85,000
Chief Financial Officer

Others (two in number)                             64,000                              8,000
                                                  -------                            -------
All Executive Officers
as a group (five in number)(6)                   $531,000                            $46,000

         (1) This table does not include incidental personal benefits of a limited nature. Although the amount of such benefits and the extent to which they are related to job performance cannot be ascertained specifically, the Company has concluded that the aggregate amount does not exceed the lesser of $25,000 or 10% of the cash compensation disclosed above for any one person or all executive officers as a group.

         (2) Represents value of premium paid by the Company for life insurance.

         (3) On June 3, 1987, the Company entered into an Employment Agreement with Joseph G. Flanigan effective January 1, through December 31, 1988 and subject to one year extensions unless either the Company or such executive shall have delivered a notice that the term will not be extended. This Agreement was approved by the Bankruptcy Court in the Company's reorganization proceedings and was ratified by stockholders at the Company's 1988 annual meeting (83% of the stockholders voting ratified the Agreement). Mr. Flanigan receives a base salary of $150,000. From 1988 until September 28, 1996 Mr. Flanigan participated in a profit sharing program based on the Company exceeding certain financial projections. For the fiscal year ended September 28, 1996 no bonus was earned under the Agreement. At the Company's 1997 annual meeting, the stockholders approved a modification to the Agreement to provide that during the period of Mr. Flanigan's employment, the Company will pay Mr. Flanigan in addition to his base salary an amount equal to fifteen percent of the annual income of the Company before income taxes, in excess of $650,000, excluding extraordinary items. For the fiscal year ended September 27, 1997 a bonus of $78,000 was earned. For the fiscal year ended October 3, 1998 a bonus of $116,000 was earned, of which the sum of $30,000 was refused by Mr. Flanigan to offset the compensation paid to other executive officers. The Agreement further provides that in the event of termination, the Chairman of the Board would be entitled to a maximum payment of $450,000.

                  During fiscal year 1996, (prior to December 30, 1995), Mr. Flanigan exercised the option to purchase 93,092 shares of the Company's common stock, pursuant to the Employee Agreement, at $0.875 per share. The option price in the Employment Agreement had been reduced to $0.875 per share in December, 1989 and approved at the Company's 1990 Annual Meeting.

                  The Employment Agreement further provides that in the event of a "change in control" of the Company, the term of the
                  Agreement will continue for a period of three years thereafter, provided that any damages due Mr. Flanigan as a result of a change in control of the Company will be subordinate to the claims of the secured creditors in the Company's bankruptcy proceedings, whose damages would also be due in full. In the event of termination, Mr. Flanigan would be entitled to a maximum of $450,000.

         (4) During the quarter ended March 28, 1992, the Board of Directors approved issuance of additional options to Joseph G. Flanigan to purchase up to 46,450 shares of the Company's common stock. The exercise price of $2.25 equaled the fair market value on the date of issuance. By written Resolution, dated January 12, 1994, the Board of Directors approved an amendment to the stock option granted Joseph G. Flanigan increasing the amount of the option price to $6.50 per share, which reflected in excess of 110% of the per share price of the Company's stock as of the close of business on January 12, 1994. The expiration date of the stock option was also extended through February 27, 2002. This action was approved by the stockholders at the Company's 1994 Annual Meeting.

         (5) Also at the Company's 1997 Annual Meeting the stockholders approved a modification to the Employment Agreement which granted Mr. Flanigan the option to acquire 4.99% of the amount of common stock of the Company outstanding as of the date of exercise, but not less than 45,250 shares at the option price of $4.95 per share. The expiration date of the stock option is December 31, 2001.

         (6)      See "Related Party Transactions."


                           RELATED PARTY TRANSACTIONS

         In fiscal year 1998, Walter L. McManus, Sr., former Vice Chairman, (together with his children; Castlewood and Co., a family owned Maryland partnership; and Castlewood Realty Company, Inc., a family owned Maryland Corporation) received an aggregate of $228,457 from the Company in lease rentals for three locations where they leased to the Company the land or building. The Company owed agreed to lease rejection damages of $58,366 to companies controlled by the former Vice Chairman of the Board, which are included in and payable pursuant to the Company's Plan of Reorganization.

         Certain of the officers and directors of the Company hold securities of a limited partnership which owned a club in King of Prussia, Pennsylvania which was managed by the Company as General Partner for a management fee of 49% of the profits. The partnership interests of all said officers and directors represented 18.22% of the total invested capital of $960,000 in this limited partnership. This unit was sold September 20, 1996. See page 9 of the Form 10-KSB for the period ended October 3, 1998 for further discussion of the sale.

         Members of Mr. Flanigan's family purchased four units sold to them on a franchise basis in prior years. The terms of these sales were similar to one or more of the Company's other franchise sales. The Company had no accounts receivable from parties related to Mr. Flanigan at year-end.

         During fiscal 1990, Mr. Flanigan acquired a 33.33% interest in one unit sold to his family on a franchise basis in prior years. Mr. James G. Flanigan, a member of the Board of Directors of the Company, is also a 33.33% owner of this unit and is the manager of the day-to-day operation of the same. The Company assigned the Lease Agreement for this unit to the franchisee, and vacated the sublease agreement which had been a part of the franchise purchase. With this transaction, the franchisee becomes responsible for all rent due under the Lease Agreement. Under the new Franchise agreement the Company receives the royalty fees only.

         During fiscal 1990, Mr. Flanigan also became a 50% owner of a corporation which assumed management of the day-to-day operation of another unit sold to his family on a franchise basis in prior years. Mr. Flanigan became involved in the day-to-day operation of this unit during fiscal year 1995 on a limited basis.

         During fiscal year 1992, one unaffiliated franchisee expressed an interest in selling his unit or returning it to the Company pursuant to the terms of its franchise agreement and related documents. As a result of the substantial investment necessary to upgrade and renovate this unit, an affiliated group of investors formed a Subchapter S corporation and purchased this unit from the franchisee. The shareholder interest of all officers and directors represents 40% of the total invested capital. The shareholder interest of the Chairman's family represents an additional 50% of the total invested capital. The Company receives the increased royalties provided for in the new franchise agreement executed during fiscal year 1996. Subsequent to the end of fiscal year 1998, the Company purchased the right to manage the restaurant for this franchisee from an unrelated third party pursuant to an existing Management Agreement. The terms of the Management Agreement were not modified.

         During fiscal year 1995, three of the four franchises purchased by members of Mr. Flanigan's family in prior years, whose franchise agreements expired during the past fiscal year, executed the Company's new franchise agreement for the continued operation of their restaurants under the "Flanigan's Seafood Bar and Grill" service mark or other service marks approved by the Company.

         During fiscal year 1996, the Company's franchise agreement with a member of Mr. Flanigan's family expired and the Company declined to offer the franchisee the option of executing its new franchise agreement. During the first quarter of fiscal year 1997, the Company filed suit against the franchisee for servicemark infringement, seeking injunctive relief and monetary damages. During fiscal year 1998 a Stipulated Agreed Order of Dismissal Upon Mediation was issued whereby the Company received $110,000 and the former franchisee agreed to cease all use of the "Flanigan's" servicemark and other trade dress features common to the Company owned and/or franchised restaurants.

         During the third quarter of fiscal year 1997, a related party who is a member of the Board of Directors of the Company and a member of Mr. Flanigan's family formed a limited partnership to own a certain franchise in Fort Lauderdale, Florida, through which it raised the necessary funds to renovate the restaurant. The related party paid the Company $150,000 to approve his purchase of this franchise and for the Company to relinquish its right to act as manager of the franchise. As a result of this transaction the Company, received a promissory note in the original principal amount of $100,000 which had a principal balance of $68,960 as of October 3, 1998. Subsequent to the end of the fiscal year, the promissory note was prepaid in full. The Company is a twenty-five percent limited partner in the franchise. The limited partnership interest of all officers and directors represents 48.75% of the total of the invested capital. The limited partnership interest of the Chairman's family represents an additional 2.50% of the invested capital.

         During the fourth quarter of fiscal year 1997, the Company formed a limited partnership and raised funds through a private offering to purchase the assets of a restaurant in Surfside, Florida, and renovate the same for operation under the "Flanigan's Seafood Bar and Grill" servicemark. The restaurant opened for business on March 6, 1998 The Company acts as general partner of the limited partnership and is also a 42% limited partner. The limited partnership interest of all officers and directors represents 23.20% of the total of the invested capital. The limited partnership interest of the Chairman's family and the family of one director represents an additional 8.80% of the invested capital.

During the fourth quarter of fiscal year 1998, the Company, as agent for a limited partnership to be formed, raised funds through a private offering to purchase the assets of a restaurant in Kendall, Florida and renovate the same for operation under the "Flanigan's Seafood Bar and Grill" servicemark. The Company will act as general partner of the limited partnership and will also be a 40% limited partner. The limited partnership interest of officers and directors will represent 13.8% of the total of the invested capital. The limited partnership interest of the Chairman's family represents an additional 16.9% of the invested capital. The renovated restaurant is expected to open for business by June 1, 1999.

         See footnotes (3) and (5) to the Compensation Table for a discussion of an Employment Agreement between the Company and its Chairman of the Board.

         Each of the above transactions was reviewed by the Board of Directors at the time made and were, in the opinion of management and the Board, entered into on terms which were no less favorable to the Company than could be obtained in similar transactions with disinterested third parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of January 25, 1999, the names of persons who own of record, or are known by the Company to own beneficially, more than 5 percent of its Common Stock, and the beneficial ownership of all such stock as of that date by all officers and directors as a group. See footnotes
(3), (4) and (5) to the Compensation Table for a discussion of stock options granted to Mr. Flanigan.

                                               Number of
         Name of Beneficial Owner                Shares               Percentage
         ------------------------                ------               ----------

         Fidelity Investments                     90,000                  8.5
         Joseph G. Flanigan                      277,778                 26.0
         Jeffrey D. Kastner                      200,500                 18.8
         James G. Flanigan                        61,900                  5.8
         All Officers and Directors
         as a Group (nine in number)             499,761                 47.0

PROPOSAL TWO:

        APPROVAL AND RATIFICATION OF THE COMPANY'S KEY EMPLOYEE INCENTIVE
                  STOCK OPTION PLAN FOR STORE LEVEL MANAGEMENT

         On December 10, 1998, the Board of Directors approved the Company's Key Employee Incentive Stock Option Plan for Store Level Management. The purpose of the Plan is to advance the growth and development of the Company by affording an opportunity to its store level management to purchase shares of the Company's stock. For purposes of the Plan, store level management includes store managers and assistant managers, (both restaurants and package liquor stores) and kitchen managers (restaurant) to purchase shares of the Company's stock. Pursuant to the terms of the Plan, 100,000 shares of the Company's stock will be available for options granted to eligible employees. A Key Employee Incentive Stock Option Plan for Store Level Management Committee, ("Committee"), which Committee will consist of 3 members of the Board of Directors, one of whom shall be the Chairman of the Board, shall have full authority in its discretion to designate the eligible employees to whom options shall be granted; the number of shares to be made available under each such option; the period or periods in which such eligible employee may exercise such option; the date such option expires; and the price for the stock under such option. Stock ownership gives such employees, who are an integral part of the Company's success, a proprietary interest in the

Company, which induces them to promote the best interest of the Company and to continue in its employ. The Plan also enables the Company to attract competent personnel to enter its employ.

         The above review of certain provisions of the Plan is not, nor is it intended to be an exhaustive review of the Plan. A complete copy of the Plan is attached hereto as Exhibit "A" and incorporated by reference. Shareholders are urged to review the Plan in its entirety.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.


                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         The rules and regulations of the Securities and Exchange Commission afford stockholders the right to submit proposals to the Company which the Company must then include in its proxy materials and which will be voted on by stockholders at the Annual Meeting next ensuing. Under these regulations any stockholder desiring to submit a proposal to be voted on at the 2000 Annual Meeting of the Company must deliver the proposal to the Company no later than September 23, 1999.

                                  OTHER MATTERS

         As of the date of this proxy statement, the management does not intend to present, and has not been informed that any other person intends to present, any matters for action at the meeting other than those specifically referred to herein. If, however, any other matters are properly presented at the meeting it is the intention of the persons named in the proxies to vote the shares of stock represented thereby in accordance with their best judgment on such matters.

                       BY ORDER OF THE BOARD OF DIRECTORS


                                 Edward A. Doxey
                                    Secretary

February 3, 1999

Exhibit A

                          FLANIGAN'S ENTERPRISES, INC.
                    KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN
                           FOR STORE LEVEL MANAGEMENT

                                   SECTION ONE
                       DESIGNATION AND PURPOSE OF THE PLAN

A. Designation. This Plan is designated the "Flanigan's Enterprises, Inc. Key Employee Incentive Stock Option Plan for Store Level Management".

B. Purpose, The purpose of this Plan is to advance the growth and development of the Company by affording an opportunity to its store level management, which includes store managers and assistant managers, (restaurants and package liquor stores), and kitchen managers, (restaurant), to purchase shares of the Company's Stock. The acquisition of such Stock by employees who are an integral part of the Company's success provides a continuing incentive for them to promote the best interests of the Company. Such stock ownership gives such employees a proprietary interest in the Company which induces them to continue in its employ. The Plan also enables the Company to attract competent personnel to enter its employ.

                                   SECTION TWO
                                   DEFINITIONS

As used in this Plan, the following terms shall have the meanings indicated:

A. "Committee" means the Key Employee Incentive Stock Option Plan for Store Level Management Committee appointed to administer the Plan pursuant to Section Four.

B. "Company" means Flanigan's Enterprises, Inc., including any present or future "subsidiary corporation" as such term is defined in Section 424(f) of the 1986 Internal Revenue Code as amended.

C. "Eligible Employee" means any employee of the Company, who is employed as a store manager or assistant manager of a package liquor store or restaurant, or a kitchen manager of a restaurant. Options are to be granted under this Plan only to Eligible Employees of the Company. Employees on leave of absence or in the military service are not Eligible Employees while on leave of absence or in the military service.

D. "Option" means an incentive stock option as defined in Section 422 of the Internal Revenue Code, granted to a Participant by the Committee under this Plan. It includes any part of an Option which remains after a Participant has exercised part, but not all of his or her Option.

E. "Participant" means any Eligible Employee who is granted an Option as provided in this

Plan or any person who succeeds to the rights of such Eligible Employee under this Plan by reason of the death of such Eligible Employee.

F. "Plan" means this Key Employee Incentive Stock Option Plan for Store Level Management.

G. "Stock" and "Company's Stock" mean a share or shares of the common stock, par value Ten Cents ($0.1 0) per share, of the Company.

H. Whenever appropriate words used in this Plan in the singular may mean the plural, the plural may mean the singular and the masculine may mean the feminine.


                                  SECTION THREE
                           STOCK SUBJECT TO THE OPTION

A. Total Number of Shares. The total number of shares of Stock which may be included in all Options granted to all Participants under this Plan is One Hundred Thousand (100,000) shares, The total number of shares of Stock which may be granted may be increased by a resolution adopted by the Company's Board of Directors and approved by the Company's stockholders. Such Stock may be either authorized and unissued common stock or reacquired common stock being held as Treasury Stock.

B. Expired Options, If any Option granted under this Plan (i) is unexercisable, or (ii) is terminated, or (iii) expires or is cancelled for any other reason, in whole or in part, the Stock (or remaining Stock) subject to that particular Option shall again be available for grant under this Plan.


                                  SECTION FOUR
                             ADMINISTRATION OF PLAN

A. Appointment of Committee. The Company's Board of Directors shall appoint a Key Employee Incentive Stock Option Plan for Store Level Management Committee which shall consist of not less than three (3) members of such Board of Directors, one (1) of whom shall be the Chairman, and which other members shall be disinterested persons as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. In addition, such Board of Directors shall designate a member of the Committee to act as Chairman of the Committee, and such Board of Directors may remove any members of the Committee at any time and appoint any Director to fill any vacancy on the Committee.

B. Committee Meetings. The Committee shall hold its meetings at such times and places specified by the Committee Chairman. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by a majority of the members at the meeting duly called by its Chairman; provided, however, any action taken by a written document signed by a majority of the members of the Committee shall be as effective as action taken by the Committee at a meeting duly called and held.

C. Committee Powers. Subject to the provisions of this Plan, the Committee shall have full authority in its discretion to (i) designate the Participants to whom Options shall be granted, (ii) determine the number of shares to be made available under each such Option, (iii) determine the period or periods in which Participants may exercise such Option, (iv) determine the date when such Option expires, and (v) determine the price for the Stock under such Option. The Committee shall have all powers necessary to administer the Plan in accordance with its terms, including the power to interpret this Plan and resolve all questions arising thereunder. The Committee may prescribe such rules and regulations for administering this Plan as the Committee deems appropriate.


                                  SECTION FIVE
                            SELECTION OF PARTICIPANTS

Discretion of Committee. In determining which Eligible Employees should be offered Options, as well as the terms thereof, the Committee shall evaluate the duties and responsibilities of Eligible Employees, their past and prospective contributions to the success of the Company, the extent to which they are performing and will continue to perform outstanding services for the benefit of the Company, and such other factors as the Committee deems relevant. A member of the Committee shall not participate in any determination of the Committee with respect to any option granted to him or her.


                                   SECTION SIX
                                OPTION AGREEMENTS

A. Form of Options. Subject to provisions of this Plan, the Options granted to Participants shall be set forth in written agreements upon such terms and conditions as the Committee determines. Such agreements shall incorporate the provisions of this Plan by reference.

B. Date of Granting Options, The date of granting an Option is the date specified in the written option agreement which is signed by the Participant and the Company.


                                  SECTION SEVEN
                                  OPTION PRICES

A. Determination of Option Price. The option price for the Stock shall not be less than I00% of the fair market value of the Stock on the date of the grant.

B. Determination of Fair Market Value. The fair market value of the Stock on the date of granting an Option shall be the mean of the high and low prices at which the Stock was sold on the market on such date. In the event no such sales of stock occurred on such date, the fair market value of the Stock shall be determined by the Committee in accordance with the applicable Regulations of the Internal Revenue Service.


                                  SECTION EIGHT
                                 TERM OF OPTION

The term of an Option may vary within the Committee's discretion, provided, however, that the term of an Option shall not exceed ten (10) years from the date of granting the Option to the Participant and, to this end, all Options granted pursuant to this Plan must provide that each such Option expires and cannot be exercised ten (10) years from the date each such Option is granted.


                                  SECTION NINE
                               EXERCISE OF OPTION

A. Limitation of Exercise of Option. The Committee may limit an Option by restricting its exercise in whole or in part for specified periods.

B. Method of Exercising Option. Subject to the terms of a particular Option, a Participant may exercise such Option, in whole or in part, by written notice to the Company's President or Chief Financial Officer stating in such written notice the number of shares of Stock such Participant elects to purchase under his or her Option,

C. No Obligation to Exercise Option. A Participant is under no obligation to exercise an Option or any part thereof.

D. Payment for Option Stock. The Committee shall determine the terms for payment of Stock and such terms shall be set forth in the option agreement at the time the Option is granted to the Participant.

E. Delivery of Stock to Participant. The Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares of Stock which the Participant elects to purchase upon exercise of an Option granted under this Plan. Such delivery, however, may be postponed at the sole discretion of the Company, to enable the Company to comply with any applicable procedures, regulations or listing requirements of any government agency, stock exchange or regulatory authority.

F. Failure to Accept Delivery of Stock, If a Participant refuses to pay for Stock which he or she has elected to purchase under his or her Option, in accordance with the terms of payment which had previously been agreed upon, his or her Option shall thereupon, at the sole discretion of the Committee, terminate and such funds previously paid for unissued Stock shall be refunded. Stock which has been previously issued to the Participant and been fully paid for shall remain the property of the Participant and shall be unaffected by such termination.


                                   SECTION TEN
                         NON-TRANSFERABILITY OF OPTIONS

During a Participant's lifetime, any Option granted to him or her may be exercised only by him or her. It may not be sold, assigned, pledged or otherwise transferred except by testamentary devise or by the laws of descent and distribution. No Option or any right thereunder shall be subject to execution, attachment or similar process. Upon any attempt by a Participant to sell, assign, pledge or otherwise transfer any Option, or any right thereunder, contrary to the provisions hereof, the Option and all rights thereunder shall immediately become null and void.


                                 SECTION ELEVEN
                             PURCHASE FOR INVESTMENT

A. Written Agreement by Participants. Unless a registration statement under the Securities Act of 1933 is then in effect with respect to the Stock a Participant receives upon exercise of his or her Option, a Participant shall acquire the Stock he or she receives upon the exercise of his or her Option for investment and not for resale or distribution and he or she shall furnish the Company with a written statement to that effect when he or she exercises his or her Option and a reference to such investment warranty shall be inscribed on the Stock Certificate(s).

B. Registration Requirement. Each Option shall be subject to the requirement that, if at any time the Company's Board of Directors determines that the listing, registration or qualification of the Stock subject to the Option upon any securities exchange or under any state or Federal law is necessary or desirable as a condition of, or in connection with, the issuance of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration or qualification shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Company's Board of Directors).


                                 SECTION TWELVE
                          CHANGES IN CAPITAL STRUCTURE

In the event of a change in the capital structure of the Company, the number of shares specified in Section Three of this Plan, the number of shares covered by each outstanding Option and the price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from the splitting or consolidation of shares, or the payment of a stock dividend, or effected in any other manner without receipt of additional or further consideration by the Company,


                                SECTION THIRTEEN
                     CORPORATE REORGANIZATION OR DISSOLUTION

In the event the Company consolidates with or merges into another corporation, or in the event of the Company's dissolution, all outstanding Options shall thereupon terminate, provided, however that such Options may be assumed by the corporation surviving such merger or consolidation within the sole discretion of the surviving corporation. The Company shall give fifteen (15) days prior written notice to the holders of the unexercised Options prior to the effective date of such consolidation, merger or dissolution. All Options previously issued shall accelerate upon such notice, and the holders hereof may exercise such Options prior to such effective date, notwithstanding time limitations previously placed on the exercise of such Options.


                                SECTION FOURTEEN
                            TERMINATION OF EMPLOYMENT

A. Severance. Subject to the provisions of Paragraph B. of this Section Fourteen, in the event a Participant's employment with the Company terminates, his or her Option terminates one (1) month from the earlier of (i) the giving of notice of such termination, or (ii) the date of such termination of employment in the absence of such notice.

B. Death, If a Participant dies prior to the full exercise of his or her Option, his or her Option to purchase Stock under such Option may be exercised to the extent, if any, that the Participant would be entitled to exercise it at the date of the Participant's death by the person to whom the Option shall pass by testamentary devise or by the laws of descent and distribution within twelve
(12) months of Participant's death or the expiration of the term of the Option, whichever date is sooner.

C. Limitation. In no event may an Option be exercised by anyone after the expiration date provided for in Section Eight of the Plan.

                                 SECTION FIFTEEN
                              APPLICATION OF FUNDS

All proceeds received by the Company from the exercise of Options shall be paid into its treasury and such proceeds shall be used for general corporate purposes.

                                 SECTION SIXTEEN
                      PARTICIPANT'S RIGHT AS A STOCKHOLDER

A Participant has no right as a stockholder with respect to any Stock covered by his or her Option until the date a stock certificate is issued to him or her for such shares. Except as otherwise provided for in Section Twelve of this Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                                SECTION SEVENTEEN
                      AMENDMENT AND TERMINATION OF THE PLAN

Discretion of the Board of Directors. The Company's Board of Directors may amend or terminate this Plan at any time provided that such amendment or termination does not adversely affect the rights of the Participants who were granted Options prior thereto. The Board of Directors may not amend this Plan to provide for an increase in the total number of shares covered by this Plan or for a change in the definition of "Eligible Employee" without the prior approval of the Company's stockholders.

Dated: December 10, 1998                     FLANIGAN'S ENTERPRISES, INC.

                                             By:________________________________

                                             -----------------------------------
                                             Print Name

                                             -----------------------------------
                                             Title

                                 REVOCABLE PROXY
                          FLANIGAN'S ENTERPRISES, INC.

        [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE


              Proxy Solicited on Behalf of the Board of Directors of
                the Company for Annual Meeting February 26, 1999

  The undersigned  hereby constitutes and appoints Jeffrey D. Kastner and Edward
A. Doxey, jointly and severely as his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Flanigan's Enterprises, Inc. to be held at the Company's executive offices, 2841 West Cypress Creek Road, Ft. Lauderdale, FL 33309 on Friday, February 26, 1999 at 10:00 A.M. and at any adjournments thereof on all matters coming before said meeting.


                   Please sign exactly as name appears below.



1. ELECTION OF DIRECTORS.

   Nominees:

   William Patton, Germaine M. Bell, Patrick J. Flanigan

                                                         FOR ALL
                [   ] FOR      [   ] WITHHOLD      [   ] EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

                [   ] FOR      [   ] AGAINST      [   ] ABSTAIN



--------------------------------------------------------------------------------


2. Proposal to Approve and Ratify the Company's Key Employee Incentive Stock Option Plan for Store Level Management.


   MANAGEMENT RECOMMENDS A VOTE "FOR"
   PROPOSALS ONE AND TWO


3. In their discretion, upon other matters as may properly come before the meeting.


   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals one and two.


   When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

          Please be sure to sign and date this Proxy in the box below.


                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above



    Detach above card, sign, date and mail in postage paid envelope provided.


                          FLANIGAN'S ENTERPRISES, INC.


                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY